EXHIBIT 10.14

AMENDMENT NO. 1 DATED AS OF OCTOBER 22, 2009
TO CHINA RESEARCH  GROUP INVESTOR RELATIONS
CONSULTING AGREEMENT DATED OCTOBER 21, 2009

Amendment No. 1 (“Amendment No. 1”), dated as of October 22, 2009 by and between China Research Group, Inc. (“CRG”), Shandong Caopu Arts and Crafts Co., Ltd., an entity established under the laws of the Peoples Republic of China (the “Company”) and China Shandong Industries, Inc., a Delaware corporation (“CSII”) to the China Research Group Investor Relations Consulting Agreement dated October 21, 2009 by and between CRG and the Company (the “Agreement”)

WHEREAS, certain disputes have arisen between Shandong and CRG relating to the Agreement; and

WHEREAS, to settle such disputes and avoid possible litigation, the parties hereto are desirous of amending the Agreement and assigning certain rights and obligations under the Agreement, all as provided herein.

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

1.           All defined terms, not otherwise expressly defined herein, shall have the meaning given them in the Agreement.

2.           The term “Client” under the Agreement shall mean CSII.

3.           The Company hereby assigns all of its rights and obligations to issue the Shares, Warrant Shares and Warrants (all as defined in Section 4 below) under the Agreement to CSII and CSII accepts the same.  CRG hereby expressly consents to the foregoing assignment.

4.           Section 4 of the Agreement is hereby terminated in its entirety and replaced by the following:

4.  COMPENSATION

In consideration of CGI providing the consulting services set forth herein, CSII shall issue the following securities:

(a)           100,000 shares (the “Shares”) of its common stock (the “Common Stock”).  Certificates representing the Shares shall bear the following:  (i) a standard restrictive legend as provided under the Securities Act of 1933, as amended, and (ii) a legend disclosing the existence of the Lock-Up (as provided in Section 8 hereof).

(b)           A 2 year warrant (the “Warrant”) to purchase 300,000 shares of Common Stock (the “Warrant Shares”) at an exercise price (the “Exercise Price”) equal to the greater of the per share public offering price of a share of Common Stock in the Company’s proposed underwritten public offering of its securities, and (ii)  $3.30 per share (the “Alternate Exercise Price”).  The Warrants shall not be exercisable until November 13, 2010.

(c)           Notwithstanding anything to the contrary provided herein or elsewhere, the number of Shares and Warrant Shares shall be decreased proportionately for all reverse stock splits following the date hereof and the $3.30 Alternate Exercise Price shall be increased proportionately for all reverse stock splits following the date hereof.  The Warrant Shares and the Shares shall have piggy back registration rights commencing with any selling shareholder registration statement filed by the Company with the Securities and Exchange Commission (the “SEC”) following the closing of Company’s first underwritten public offering of its Common Stock.  In connection therewith and as a condition to inclusion of the Shares and Warrant Shares in any such registration statement, CRG shall complete and execute a customary selling shareholder questionnaire that other selling shareholders are required to complete.

5.           CSII agrees that for purposes of calculating the holding period of the Shares under Rule 144 under the Securities Act of 1933, as amended, the Shares shall be deemed to have been fully earned by CRG on October 21, 2009, the date of execution of the Agreement.  Notwithstanding the above, any sale, disposition and/or transfer of the Shares is subject to the Lock-Up.

6.           Notwithstanding anything to the contrary provided herein, in this Amendment No. 1, the Agreement and/or elsewhere, CRG expressly agrees that no expenses and/or compensation (other than the Shares and Warrants as provided in Section 4 hereof) is owed and/or due (and/or in the future will be due or owed) to CRG from the Company, CSII and/or any other of their respective affiliates or any other person pursuant to this Amendment No. 1, the Agreement and/or otherwise and that no payments have been late.

7.           CRG hereby expressly agrees that it will not directly or indirectly and/or through any third party sell, transfer, hypothecate and/or otherwise dispose of any of the Shares, the Warrants and/or the Warrant Shares until the later to occur of (i) November 13, 2010, the date twelve (12) months following the date CSNH filed its Current Report on Form 8-K with the SEC disclosing its acquisition of the Company and various of its affiliates, and (ii) six (6) months from the date of the Company’s underwritten public offering of its common stock (the “Lock-Up”).

8.           Section 16 is hereby deleted in its entirety and replaced by the following:

a.           This Agreement shall be governed by and construed solely and exclusively in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The Parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the Parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The Parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the Party prevailing therein shall be entitled to payment from the other Party hereto of all of its reasonable counsel fees and disbursements.

9.           The Parties hereto agree that Section 6, Section 7 and Section 8 of the Agreement are hereby deleted in their entirety.

10.         Except as expressly amended hereby the Agreement shall remain in full force and effect including, but not limited to, the obligation of CRG to perform all of the services it agreed to provide in the Agreement.

11.         This Amendment No. 1 shall be governed by and construed solely and exclusively in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The Parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the Parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The Parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the Party prevailing therein shall be entitled to payment from the other Party hereto of all of its reasonable counsel fees and disbursements.

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of October 22, 2009.

CHINA SHANDONG INDUSTRIES, INC.

By:	/s/ Jinliang Li
Name:
Title:

SHANDONG CAOPU ARTS AND CRAFTS CO., LTD.

By:	/s/ Jinliang Li
Name:
Title:

CHINA RESEARCH GROUP, INC.

By:	/s/ Adrian James
Name: Adrian James
Title: President